DURABLE GENERAL POWER OF ATTORNEY

I, Alexandra A. Herzan, residing at 300 Central Park West, Apt. 10D, New York, New

York 10024, do hereby appoint: Steadman H. Westergaard, c/o Fulton, Rowe & Hart,

One Rockefeller Plaza, Ste. 301, New York, New York 10020, my attorney-in-fact TO

ACT IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:  (K) records, reports and statements;

supplementing item "K" above, I intend to grant Mr. Westergaard authority to sign and file on my behalf SEC Form 5 and any other forms that may be needed to disclose changes in the number of shares of International Flavors & Fragrances, Inc. in which I have a beneficial interest.

This Durable Power of Attorney shall not be affected by my subsequent disability or incompetence.

In Witness Whereof, I have hereunto signed my name this 25 day of August, 2006

     __/ss/ __Alexandra A. Herzan__________

      Alexandra A. Herzan